EXHIBIT 23.2



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            Consent of Independent Registered Public Accounting Firm



United Cannabis Corporation
1600 Broadway, Suite 1600
Denver, CO  80202



     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of United Cannabis Corporation our report dated April 26, 2016, relating to the financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

                                                /s/ B.F. Borgers, CPA PC

B.F. Borgers, CPA PC
Lakewood, Colorado
October 21, 2016


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            Consent of Independent Registered Public Accounting Firm



United Cannabis Corporation
1600 Broadway, Suite 1600
Denver, CO  80202



     We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of United Cannabis Corporation (the "Company") dated October 21, 2016 of our report dated April 15, 2015, related to Company's finacial statements for the year ended December 31, 2014.

                                                /s/ Cutler & Co., LLC

Cutler & Co., LLC
Wheat Ridge, Colorado
October 21, 2016